Exhibit 99.1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, no par value, of Depomed, Inc. and further agree to the filing of this agreement as an exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: November 12, 2007	TANG CAPITAL PARTNERS, LP

	By:	Tang Capital Management, LLC
	Its:	General Partner

	By:	/s/ Kevin C. Tang
Name Kevin C. Tang
Title: Manager

TANG CAPITAL MANAGEMENT, LLC

	By:	/s/ Kevin C. Tang
Name: Kevin C. Tang
Title: Manager

/s/ Kevin C. Tang
Name: Kevin C. Tang